QuickLinks -- Click here to rapidly navigate through this document

Exhibit 12.1

PRIMEDIA Inc.

Computation of Deficiency of Earnings to Fixed Charges
Excluding Dividends on Preferenced Securities

		Six months ended June 30		Years Ended December 31,
		2004	2003	2003	2002	2001	2000	1999
				(dollars in thousands)
Earnings:
Loss from continuing operations before income taxes		$(19,600)	$(27,878)	$(79,796)	$(253,556)	$(940,753)	$(340,477)	$(149,041)
Adjustments:
Add:	Interest expense and amortization of deferred financing costs	61,061	66,447	127,566	143,326	156,513	146,554	166,749
Add:	Interest on Shares Subject to Mandatory Redemption	21,890	—	21,889	—	—	—	—
Add:	Equity losses in subsidiaries	56	1,857	4,256	6,146	39,761	10,137	691
Add:	Interest in rent expense	6,005	6,553	11,849	8,203	14,098	12,394	11,188

Total Adjustments:		$89,012	$74,857	$165,560	$157,675	$210,372	$169,085	$178,628

Total Earnings:		$69,412	$46,979	$85,764	$(95,881)	$(730,381)	$(171,392)	$29,587

Fixed Charges:
	Interest expense and amortization of deferred financing costs	$61,061	$66,447	$127,566	$143,326	$156,513	$146,554	$166,749
	Interest on Shares Subject to Mandatory Redemption	21,890	—	21,889	—	—	—	—
	Interest in rent expense	6,005	6,553	11,849	8,203	14,098	12,394	11,188

		$88,956	$73,000	$161,304	$151,529	$170,611	$158,948	$177,937

Deficiency of earnings to fixed charges (excluding dividends on preferenced securities)		$(19,544)	$(26,021)	$(75,540)	$(247,410)	$(900,992)	$(330,340)	$(148,350)

PRIMEDIA Inc.

Computation of Deficiency of Earnings to Fixed Charges

		Six months ended June 30		Years Ended December 31,
		2004	2003	2003	2002	2001	2000	1999
				(dollars in thousands)
Earnings:
Loss from continuing operations before income taxes		$(19,600)	$(27,878)	$(79,796)	$(253,556)	$(940,753)	$(340,477)	$(149,041)
Adjustments:
Add:	Interest expense and amortization of deferred financing costs	61,061	66,447	127,566	143,326	156,513	146,554	168,749
Add:	Interest on Shares Subject to Mandatory Redemption	21,890	—	21,889	—	—	—	—
Add:	Dividends on Preferenced Securities	10,954	32,011	41,853	47,656	62,236	53,063	53,062
Add:	Equity losses in subsidiaries	56	1,857	4,256	6,146	39,761	10,137	691
Add:	Interest in rent expense	6,005	6,553	11,849	8,203	14,098	12,394	11,188
Less:	Dividends on Preferenced Securities	(10,954)	(32,011)	(41,853)	(47,656)	(62,236)	(53,063)	(53,062)

Total Adjustments:		$89,012	$74,857	$166,560	$157,675	$210,372	$169,085	$178,628

Earnings		$69,412	$46,979	$86,764	$(95,881)	$(730,381)	$(171,392)	$29,587

Fixed Charges and Preferred Stock Dividends and Related Accretion:
	Interest expense and amortization of deferred financing costs	$61,061	$66,447	$127,566	$143,326	$156,513	$146,554	$166,749
	Interest on Shares Subject to Mandatory Redemption	21,890	—	21,889	—	—	—	—
	Interest in rent expense	6,005	6,553	11,849	8,203	14,098	12,394	11,188
	Preferred stock dividends and related accretion	10,954	32,011	41,853	47,656	62,236	53,063	53,062

		$99,910	$105,011	$203,157	$199,185	$232,847	$212,011	$230,999

Deficiency of earnings to fixed charge		$(30,498)	$(58,032)	$(117,393)	$(295,066)	$(963,228)	$(383,403)	$(201,412)

QuickLinks

PRIMEDIA Inc. Computation of Deficiency of Earnings to Fixed Charges Excluding Dividends on Preferenced Securities
PRIMEDIA Inc. Computation of Deficiency of Earnings to Fixed Charges